Exhibit 5.1

Dykema Gossett PLC. 39577 Woodward Avenue Suite 300 Bloomfield Hills, MI 48304 WWW.DYKEMA.COM Tel: (248) 203-0700 Fax: (248) 203-0763

May 31, 2018

Vericel Corporation
64 Sidney Street
Cambridge, Massachusetts 02139

Re:                             Vericel Corporation Registration Statement on Form S-3 (the “Registration Statement”)

Dear Ladies and Gentlemen:

As special counsel for Vericel Corporation, a Michigan corporation (the “Company”), we are rendering this opinion in connection with the Company’s Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the proposed offer and sale from time to time of up to $2,695,489.95 in shares (the “Shares”) of the Company’s common stock, without par value per share (the “Common Stock”). The Shares are to be sold from time to time as set forth in the Registration Statement and the prospectus contained therein.

In rendering the opinions set forth below, we have examined the Registration Statement (including the exhibits thereto), the originals or copies, certified or otherwise identified to our satisfaction, of the restated articles of incorporation (“Restated Articles of Incorporation”) and the bylaws (the “Bylaws”) of the Company as amended to date, resolutions adopted by the Company’s Board of Directors, and such other documents, corporate records, and instruments, and such laws and regulations, relating to the Company and the issuance and sale of the Shares as we have deemed necessary for purposes of rendering the opinions set forth herein.  We have also relied as to certain matters on information obtained from public officials.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original documents and the conformity to original documents of all photostatic and facsimile copies submitted to us, and the due execution and delivery of all documents by any party where due execution and delivery are a prerequisite to the effectiveness thereof.  We have also assumed that all information contained in all documents reviewed by us is true and correct.  We have further assumed without independent investigation that, at the time any Shares are sold pursuant to the Registration Statement:

California | Illinois | Michigan | Minnesota | Texas | Washington, D.C.

(i)                                     the Registration Statement, and any supplements and amendments thereto (including post-effective amendments) will be effective and comply with all applicable laws;

(ii)                                  all corporate or other action required to be taken by the Company to duly authorize each proposed issuance of Shares and any related documentation shall remain in full force and effect;

(iii)                               the Company will be validly incorporated, validly in existence, and in good standing under Michigan law;

(iv)                              all Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, as may be amended and supplemented from time to time; and

(v)                                 the Company has reserved from its authorized but unissued and unreserved shares of Common Stock a number of shares sufficient to issue all Shares, and upon issuance of any Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Restated Articles of Incorporation and other relevant documents.

As to any facts material to the opinion expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company.  In addition, we have assumed that the certificates representing the Shares will be duly executed and delivered by the duly authorized officers of the Company in accordance with the Bylaws and applicable law, or the Shares will be issued in uncertificated form in compliance with applicable law and the Company’s Bylaws.

Based upon such examination and subject to the further provisions hereof, we are of the opinion that, upon issuance, delivery and payment therefor in accordance with the terms of the Registration Statement, and due execution and delivery of one or more certificates evidencing such Shares in accordance with applicable law, the Shares will be validly issued, fully paid and non-assessable.

The foregoing opinions are limited to the laws of the state of Michigan.  We express no opinion and make no representation with respect to the law of any other jurisdictions.  We are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to update this opinion or otherwise advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

The Company has informed us that it intends to issue the Shares from time to time on a delayed or continuous basis.  This opinion letter is to be used only in connection with the offer and sale of Shares while the Registration Statement is in effect.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.  Such consent does not constitute a consent under Section 7 of the Act, because we have not certified any part of such Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder

Sincerely,

/s/ DYKEMA GOSSETT PLLC